EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 27, 2005, relating to the financial statements and financial statement schedules of UAP Holding Corp. appearing in the Annual Report on Form 10-K of UAP Holding Corp. for the year ended February 27, 2005 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

Denver, Colorado

January 17, 2006